Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Shum and Andrea Goren, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for her, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Signature	Title	Date

/s/ Steven Shum	Chief Executive Officer and Director	January 5, 2025
Steven Shum	(principal executive officer)

/s/Andrea Goren	Chief Financial Officer	January 5, 2025
Andrea Goren	(principal financial officer)

/s/ Trent Davis	Director	January 5, 2025
Trent Davis

/s/ Matthew Szot	Director	January 5, 2025
Matthew Szot

/s/ Barbara Ryan	Director	January 5, 2025
Barbara Ryan

/s/ Rebecca Messina	Director	January 5, 2025
Rebecca Messina

/s/ Daniel Teper	President and Director	January 5, 2025
Daniel Teper

/s/ Lyn Falconio	Director	January 5, 2025
Lyn Falconio